Exhibit 99.1

  Cornerstone Bancshares, Inc. Announces 3rd Quarter 2004 Financial Results on
                                October 15, 2004

    HIXSON, Tenn., Oct. 15 /PRNewswire-FirstCall/ -- Cornerstone Bancshares, Inc. (OTC Bulletin Board: CSBQ) today announced the following:

    Cornerstone Bancshares, Inc saw its 3rd quarter earnings surge to $708 thousand or $.28 a share and $1.85 million year to date or $.75 a share (The per share data is adjusted for a two for one stock split in the form of a 100% stock dividend effective September 15, 2004). Due to these results the Company is adjusting its earning guidance for the third time in 2004 from $.975 per share to $1.00 per share for 2004 and is very optimistic about future earnings growth. The surprise in company performance is the result of continued above average loan growth throughout 2004 and recent non-interest bearing deposit growth. Both factors bode well for future top line earnings growth. Specifically, the Bank's loan portfolio finished the quarter with an average 3rd quarter balance of $190 million, up 27.7% over the same period in 2003 and surpassed the Bank's budgeted loan growth for 2005. The loan growth was concentrated in the business sector especially in asset based and commercial real estate lending as more and more Chattanooga business customers became disenchanted with their existing banking relationships and searched out a Chattanooga community bank. Asset growth followed in line with loan growth as the Bank averaged $235 million in assets for the 3rd quarter of 2004, up from $183 million during the 3rd quarter of 2003, an increase of 28.5%. Earning assets for the Bank increased 28.0% in comparison to the 3rd quarter of 2003, driving the average earning asset ratio up to 93.7%, well above the peer bank average.

    The asset quality remained at the superior level during the first three quarters of 2004 as non-performing loans as a percentage of average total loans remained at 0.01%, while past due loans as a percentage of total loans remained at 0.19%. The Bank had net charge offs of $27 thousand during the third quarter and $136 thousand year to date, while providing $585 thousand to the loan loss allowance year to date. The large provision was created to fully fund the loan loss allowance for the loan growth realized from the first three quarters of 2004, and as a result the Bank was able to maintain a 1.29% allowance for possible loan losses.

    Cornerstone Bancshares Inc. 3rd quarter 2004 earnings of $708 thousand represents a 44.0% increase over the 3rd quarter in 2003 earnings of $492 thousand. Earnings per share for the 3rd quarter 2004 was $0.28, compared to $0.20 per share for the 3rd quarter of 2003. Cornerstone is confident this earnings growth will continue throughout 2004 and anticipates earnings per share to grow to $1.00 a share an increase of 31.6% over 2003.


                                                   Three Months
                                                  Ending Sept 30         %
              EARNINGS SUMMARY                  2004         2003      Change

    Interest income                            $3,705       $2,903     27.61%
    Interest expense                              947          797     18.86%
    Net interest income                         2,758        2,107     30.92%
    Provision for loan loss                       175          255    -31.37%
    Net interest income after provision         2,583        1,852     39.49%
    Noninterest income                            317          360    -11.87%
    Noninterest expense                         1,744        1,412     23.54%
    Pretax income                               1,155          799     44.56%
    Income taxes                                  448          308     45.52%
    Net income                                   $708         $492     43.96%

    Earnings per common share                   $0.28        $0.20
    Weighted average common shares
     outstanding (1)                        2,486,931    2,486,334


                                                  Year-to-Date
                                                 Ending Sept 30         %
              EARNINGS SUMMARY                  2004         2003     Change

    Interest income                           $10,187       $8,347    22.04%
    Interest expense                            2,572        2,414     6.55%
    Net interest income                         7,615        5,933    28.34%
    Provision for loan loss                       585          410    42.68%
    Net interest income after provision         7,030        5,523    27.27%
    Noninterest income                            993          934     6.29%
    Noninterest expense                         4,995        4,191    19.17%
    Pretax income                               3,028        2,266    33.61%
    Income taxes                                1,175          873    34.57%
    Net income                                 $1,854       $1,393    33.01%

    Earnings per common share                   $0.75        $0.56
    Weighted average common shares
     outstanding (1)                        2,487,132    2,476,334


                                                  Three Months
               AVERAGE BALANCE                   Ending Sept 30          %
                SHEET SUMMARY                  2004         2003       Change

    Loans, net of unearned income            $190,151     $148,873     27.73%
    Investment securities & Other              30,320       23,391     29.62%
    Earning assets                            220,471      172,264     27.98%
    Total assets                              235,397      183,144     28.53%
    Noninterest bearing deposits               29,491       18,742     57.35%
    Interest bearing transaction deposits      66,018       47,251     39.72%
    Certificates of deposit                    86,766       75,693     14.63%
    Total deposits                            182,275      141,687     28.65%
    Other interest bearing liabilities         33,406       23,849     40.08%
    Shareholder's equity                       18,410       16,352     12.59%


                                                  Year-to-Date
               AVERAGE BALANCE                   Ending Sept 30          %
                SHEET SUMMARY                   2004         2003      Change

    Loans, net of unearned income            $176,210     $137,585     28.07%
    Investment securities & Other              27,869       25,765      8.17%
    Earning assets                            204,079      163,350     24.93%
    Total assets                              217,881      174,342     24.97%
    Noninterest bearing deposits               26,431       17,448     51.48%
    Interest bearing transaction deposits      60,102       46,797     28.43%
    Certificates of deposit                    82,293       72,216     13.95%
    Total deposits                            168,826      136,461     23.72%
    Other interest bearing liabilities         30,009       20,817     44.16%
    Shareholder's equity                       17,808       15,898     12.01%


                                            Three Months      Year-to-Date
                                           Ending Sept 30    Ending Sept 30
               SELECTED RATIOS              2004     2003     2004     2003

    Average equity to
     average assets                         7.82%    8.93%    8.17%    9.12%
    Average net loans to
     average total assets                  80.78%   81.29%   80.87%   78.92%
    Return on average assets                1.20%    1.07%    1.13%    1.07%
    Return on average total equity         15.37%   12.02%   13.88%   11.69%
    Book value per common share (1)         $7.40    $6.58

    (1) Per share data is adjusted for a two for one stock split in the form of a 100% stock dividend

SOURCE  Cornerstone Bancshares, Inc.
    -0-                             10/15/2004
    /CONTACT: Frank Hughes, President & Treasurer of Cornerstone Bancshares, Inc., +1-423-385-3009, or fax, +1-423-385-3100/
    /Web site:  http://www.cscbank.com /
    (CSBQ)

CO:  Cornerstone Bancshares, Inc.
ST:  Tennessee
IN:  FIN
SU:  ERN ERP